UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington D.C. 20549

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                              MAGYAR BANCORP, INC.

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                                [COMPANY LOGO OMITTED]

February 10, 2010

Dear Shareholders:

As was stated in our letter to shareholders included with the 2009 Annual Report, the recession and its impact on the real estate market in New Jersey presented Magyar with some significant challenges in 2009, resulting in a net loss for our 2009 Fiscal Year.

As fellow shareholders, the Board of Directors is committed to building long-term value for shareholders, and we are encouraged by positive trends in the Company's operating results, as announced in the Company's earnings press release of January 25. The Board remains committed to continued earnings improvement, and we expect the Expense Reduction Program which Management implemented in the second half of Fiscal Year 2009 to further enhance recent earnings improvement throughout Fiscal Year 2010.

The Board of Directors takes very seriously its responsibility to its shareholders, and in recognition of the impact the current economic climate has had on Magyar, the Board has taken steps that will reduce the amount paid to Directors in Fiscal Year 2010.

At its annual organizational meeting held January 28, 2010, the Board approved the suspension of the quarterly retainer paid to Directors by Magyar Bancorp. This decision, when combined with the previous announcement to reduce the size of the Board to seven, is expected to reduce the cash compensation paid to Directors by 24% in Fiscal Year 2010.

As you are aware, the Company's annual meeting of stockholders will be held on February 23, 2010. The Board of Directors reiterates its recommendation that shareholders vote "FOR" each of the nominees for director listed in the Company's Proxy Statement and "FOR" the ratification of the appointment of ParenteBeard LLC as the Company's independent registered public accounting firm for the year ending September 30, 2010.

On behalf of the Board of Directors, Management and staff of Magyar Bancorp, thank you for your investment in Magyar Bancorp.

Sincerely,

/s/ Joseph J. Lukacs, Jr., D.M.D.

Joseph J. Lukacs, Jr., D.M.D.
Chairman of the Board